Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of WHIRLPOOL CORPORATION, a Delaware corporation (hereinafter called the “Corporation”) does hereby constitute and appoint JEFF M. FETTIG and DANIEL F. HOPP, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the to comply with the Securities Act of 1933, as amended, (the “Securities Act”) and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of 3,000,000 shares of common stock of the Corporation which may be offered or delivered to participants in the Whirlpool Corporation 2007 Omnibus Stock and Incentive Plan (referred to as the “Plan”) including specifically, but without limitation of the general authority hereby granted, the power of authority to sign his or her name as director or officer, or both, of the Corporation, as indicated below opposite his or her signature:

(i)	to the registration statements on Form S-8, or any amendments, post-effective amendments, deregistrations or papers supplemental thereto, to be filed in respect of said shares of common stock of the Corporation and to the prospectuses or any amendments, supplements or revisions thereof, to be filed with said registration statements on Form S-8 or with any amendments or post-effective amendments to said registration statements on Form S-8;

(ii)	to any amendments or post-effective amendments or deregistrations as shall be necessary or appropriate to any registration statements on Form S-8 heretofore filed under said Securities Act with respect to shares of common stock of the Corporation;

(iii)	to said prospectuses or any amendments, supplements or revisions thereof to be filed with any registration statements on Form S-8 (or with any amendments or post-effective amendments thereto) heretofore filed under said Securities Act with respect to shares of common stock of the Corporation; and each of the undersigned does hereby fully ratify and confirm all that said attorney and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 18th day of April, 2007.

Name	Title

/s/ Jeff M. Fettig	Director, Chairman of the Board
Jeff M. Fettig	and Chief Executive Officer
(Principal Executive Officer)

/s/ David L. Swift	Director and President, Whirlpool
David L. Swift	North America

/s/ Michael A. Todman	Director and President, Whirlpool
Michael A. Todman	International

Name	Title

/s/ Roy W. Templin	Executive Vice President and Chief
Roy W. Templin	Financial Officer (Principal Financial Officer)

/s/ Larry M. Venturelli	Vice President and Controller
Larry M. Venturelli	(Principal Accounting Officer)

/s/ Herman Cain	Director
Herman Cain

/s/ Gary T. DiCamillo	Director
Gary T. DiCamillo

/s/ Kathleen J. Hempel	Director
Kathleen J. Hempel

/s/ Michael F. Johnston	Director
Michael F. Johnston

/s/ William T. Kerr	Director
William T. Kerr

/s/ Arnold G. Langbo	Director
Arnold G. Langbo

/s/ Miles L. Marsh	Director
Miles L. Marsh

/s/ Paul G. Stern	Director
Paul G. Stern

/s/ Janice D. Stoney	Director
Janice D. Stoney

/s/ Michael D. White	Director
Michael D. White